SUBLEASE

                          * * * * * * * * * * * * * * *


         This Sublease (Sublease) dated for reference purposes as of August 1, 1999 is made between Ron Basso, an individual doing business as R.S. Basso Company (Sublandlord), and ZAPWORLD.COM, a California Corporation (Subtenant).

                                    Recitals

         A. Sublandlord is the tenant under that certain Lease executed on May 22, 1996 between Ruby Bramwell and George Bramwell as Lessor and Ron Basso/ dba R.S. Basso Company as Lessee (Master Lease), pursuant to which Ruby Bramwell and George Bramwell (Master Landlord) leased to Sublandlord the real property located in the City of Sebastopol, County of Sonoma, State of California, described as 7190 Keating Avenue (Master Premises).

         B. A copy of the Master Lease is attached and incorporated in this Sublease as Exhibit A.

                              Section 1. Sublease.

         Sublandlord subleases to Subtenant on the terms and conditions in this Sublease all of the Master Premises and certain other personal property as set forth herein.

                      Section 2. Warranty by Sublandlord.

         Sublandlord warrants to Subtenant that the Master Lease has not been amended or modified except as expressly set forth in this Sublease; that Sublandlord is not now, and as of the commencement of the Term (defined in this Sublease) of this Sublease will not be, in default or breach of any of the provisions of the Master Lease; and that Sublandlord has no knowledge of any claim by Master Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease.

                                Section 3. Term.

         (a) The term of this Sublease will commence on August 1, 1999 (Commencement Date), and shall end on June 1, 2004 (Termination Date), unless terminated sooner. Said period of time hereinafter shall be referred to as the Term. If the Term commences on a date other than the Commencement Date, Sublandlord and Subtenant will execute a memorandum setting forth the actual date of commencement of the Term.

         (b) Possession of the Premises (Possession) will be delivered to Subtenant on the commencement of the Term, subject to Subtenant's successful receipt of a use permit from the city of Sebastopol. Subtenant shall not be allowed to occupy the premises unless and until it provides proof of such permit to Sublandlord. If for any reason Sublandlord does not deliver Possession to Subtenant on the Commencement of the Term (other than due to Subtenant's failure to obtain a use permit), Sublandlord will not be subject to any liability for this failure, the Termination Date will not be extended by the delay, and the validity of this Sublease will not be impaired. Rent will be abated until delivery of Possession. However, if Sublandlord has not delivered Possession to Subtenant within thirty (30) business days after the Commencement Date, at any time after that and before delivery of Possession (other than due to Subtenant's failure to obtain a use permit), Subtenant may give written



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notice to Sublandlord of Subtenant's intention to cancel this Sublease. The notice will set forth an effective date for the cancellation, which will be at least three (3) days after delivery of notice to Sublandlord. If Sublandlord delivers Possession to Subtenant on or before this effective date, this Sublease will remain in full force. If Sublandlord fails to deliver Possession to Subtenant on or before this effective date, this Sublease will be canceled. Upon cancellation, all consideration previously paid by Subtenant to Sublandlord on account of this Sublease will be returned to Subtenant, this Sublease will have no further force, and Sublandlord will have no further liability to Subtenant because of this delay or cancellation. If Sublandlord permits Subtenant to take Possession prior to the commencement of the Term, the early Possession will not advance the Termination Date and will be subject to the provisions of this Sublease, including, without limitation, the payment of rent.

         (c) The parties agree and acknowledge that Subtenant's ability to obtain a use permit from the city of Sebastopol is a condition precedent to the effectiveness of this lease and that this lease shall be of no further force and effect (and Sublandlord shall return to Subtenant any sums received from Subtenant) if Subtenant fails to obtain a use permit and provide it to Sublandlord within forty-five (45) days of the date this lease is signed by Sublandlord and Subtenant.

                                Section 4. Rent.

         (a) Minimum Rent. Subtenant will pay to Sublandlord as rent (Rent), without deduction, setoff, notice, or demand, at the offices of Sublandlord or at any other place Sublandlord designates by notice to Subtenant, the sum of Five Thousand Dollars per month commencing on the Commencement Date. Said Rent shall be due and payable on the first day of each month. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months will be prorated on a per diem basis.

         (b) Subtenant will pay an amount equal to the first month's Rent and the Security Deposit (as defined in Section 5 of this Sublease) upon execution of the Sublease.

         (c) Operating Costs. Sublandlord and Subtenant agree and acknowledge that the Master Lease requires Sublandlord to pay all or a portion of the expenses of operating the Master Premises including but not limited to payment of utilities under Section 4.01 of the Master Lease, payment of personal property taxes under Section 4.02 of the Master Lease, and certain maintenance costs under Sections 5.03 and 5.04 of the Master Lease (collectively, Operating Costs). Subtenant shall pay to the appropriate creditors for the benefit of Subtenant and Sublandlord as additional rent (Additional Rent) all of these Operating Costs associated with Subtenant's use and operation of the Master Premises.

         (d) Subtenant shall pay any increases in Rent as may be paid by Sublandlord to Master Landlord in accordance with the provisions of Section 2.02 of the Master Lease and any increases in Operating Costs after the initial term of this Sublease.

                          Section 5. Security Deposit.

         Subtenant will deposit with Sublandlord on execution of this Sublease the sum of one months' Rent (determined in accordance with Section 4(a)) as security for Subtenant's faithful performance of Subtenant's obligations under this Sublease (Security Deposit). If Subtenant fails to pay rent or other charges when due under this Sublease, or fails to perform any obligations under this Sublease, Sublandlord may use any portion of the Security Deposit for the payment of any rent or other amount then due and unpaid, for the payment of any other sum for which Sublandlord may become obligated because of Subtenant's default or breach, or for any loss sustained by Sublandlord as a result of

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

Subtenant's default or breach. If Sublandlord uses any portion of the Security Deposit, Subtenant will, within ten (10) days after written demand by Sublandlord, restore the Security Deposit to the full amount originally deposited. Subtenant's failure to do so will constitute a default under this Sublease. Sublandlord will not be required to keep the Security Deposit separate from its general accounts, and will have no obligation or liability for payment of interest on the Security Deposit. If Sublandlord assigns its interest in this Sublease, Sublandlord will deliver to its assignee as much of the Security Deposit as Sublandlord then holds. Within ten (10) days after the Term has expired or Subtenant has vacated the Premises or any final adjustment pursuant to Subsection 4(b) of this Sublease has been made, whichever occurs last, and provided that Subtenant is not then in default under this Sublease, the Security Deposit, or as much as remains that has not been applied by Sublandlord, will be returned to Subtenant or to the last assignee, if any, of Subtenant's interest under this Sublease.

                              Section 6. Insurance

         (a) Intentionally Omitted

         (b) Subtenant agrees to procure and maintain public liability insurance, including products and completed operations insurance, from a responsible insurance company authorized to do business in California, with a combined single limit of not less than One Million Dollars ($1,000,000) for injury or death to any person or damage to property and Four Million Dollars ($4,000,000) excess umbrella coverage for injury or death or property damage, for any claims, demands, or causes of action of any person arising out of accidents occurring on the Premises during the Term or arising out of Subtenant's use of the Premises.

         (c) Each policy of insurance shall be issued by a responsible insurance company authorized to do business in California, and shall list Master Landlord and Sublandlord and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear, as additional insureds. Subtenant shall deliver certificates for each insurance policy to Sublandlord and Master Landlord with all relevant endorsements. Each policy of insurance shall be primary and noncontributory with any policies carried by Master Landlord and Sublandlord and, to the extent obtainable, any loss shall be payable notwithstanding any act or negligence of Master Landlord or Sublandlord that might otherwise result in forfeiture of insurance. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Subtenant under a blanket policy insuring other locations of Subtenant's business, provided that the Premises covered by this Sublease are specifically identified as included under that policy. Subtenant agrees that upon the failure to insure as provided in this Sublease, or to pay the premiums in the insurance, Sublandlord may contract for the insurance and pay the premiums, and all sums expended by Sublandlord for the insurance shall be considered additional rent under this Sublease and shall be immediately repayable by Subtenant.

         (d) So that the business of Subtenant may continue with as little interruption as possible, Subtenant shall, during the Term and any renewals or extensions, maintain at Subtenant's own cost and expense, an insurance policy insuring against damage or destruction by fire, theft, or the elements for their full insurable value all fixtures and equipment and, to the extent possible, all merchandise that is on the Premises at any time during the Term or any renewal or extension.

         (e) At all times during the Term and any extensions or renewals, Subtenant agrees to keep and maintain, or cause Subtenant's agents, contractors, or subcontractors to keep and maintain, workmen s compensation insurance and other forms of insurance as may from time to time be required


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

by law or may otherwise be necessary to protect Sublandlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Subtenant or otherwise. This insurance shall be maintained at the expense of Subtenant or Subtenant's agents, contractors, or subcontractors and not at the expense of Sublandlord.

         (f) Sublandlord agrees that it will tender and turn over to Subtenant or to Subtenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Sublandlord or against Sublandlord and Subtenant jointly, within the scope of this Section. However, Sublandlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Subtenant's control, which approval shall not be unreasonably withheld or delayed. In addition, Sublandlord shall retain the right at Sublandlord `s election to have Sublandlord `s own legal counsel participate as co-counsel, to the extent that claims are made that may not be covered by Subtenant's insurers.

         (g) Subtenant and Sublandlord each release the other and waive the entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against, which perils occur in, on, or about the Premises, whether due to the negligence of Sublandlord or Subtenant or their agents, employees, contractors, or invitees. Subtenant and Sublandlord shall, upon obtaining the required policies of insurance, give notice to the insurance carriers that this mutual waiver of subrogation is in this Lease.

                     Section 7. Assignment and Subletting.

         Subtenant will not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublandlord (and the consent of Master Landlord, if this is required under the terms of the Master Lease). All rent received by Subtenant from any of its subtenants in excess of the rent payable by Subtenant to Sublandlord under this Sublease shall be paid to Sublandlord, or any sums to be paid by an assignee to subtenant in consideration of the assignment of this sublease shall be paid to Sublandlord. If Subtenant requests Sublandlord to consent to a proposed assignment or subletting, subtenant shall pay to Sublandlord, whether or not consent is ultimately given, Sublandlord's reasonable attorneys' fees incurred in connection with each such request.

                    Section 8. Other Provisions of Sublease.

         (a) Except as otherwise set forth in this Sublease, all applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord, Subtenant the lessee, and the Premises the Master Premises except for the following:

         Master Lease Sections: 1.01, 1.03, 1.04, 1.05, 1.06, 2.01, 2.03, 6.02,
6.04, 9.01, 10.01, 11.02.

         Subtenant assumes and agrees to perform all of the remainder of the lessee's obligations under the Master Lease during the Term to the extent that these obligations are applicable to the Premises. However, the obligation to pay rent and operating costs to Master Landlord under the Master Lease will be considered performed by Subtenant to the extent and in the amount rent and operating costs are paid to Sublandlord in accordance with Section 4 of this Sublease. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublandlord will exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. if the Master Lease terminates, at the option of Master Landlord, this Sublease will terminate and the parties will be relieved of any further liability or


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

obligation under this Sublease. However, if the Master Lease terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease or the Master Lease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination. Regardless, if the Master Lease gives Sublandlord any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of this right by Sublandlord will not constitute a default or breach.

         (b) Sublandlord shall deliver the Premises to Subtenant "AS IS" in broom-clean condition with the Premises in their existing condition, with no alterations being made by Sublandlord on the Commencement Date.

         (c) (i) Notwithstanding the provisions of Section 4(a)of this Sublease and subject to subsection (ii) of this subsection, Sublandlord waives Subtenant's obligation to pay Base Rent for the first month of this Sublease. Sublandlord and Subtenant agree that for purposes of this subsection, the Base Rent foregone by Sublandlord shall be equal to Five Thousand Dollars ($5,000) (the "Free Rent").

           (ii) Subtenant agrees that Sublandlord's agreement to waive Base Rent as provided in subsection (i) of this Section is conditioned upon occurrence of no default on the part of Subtenant under this Sublease during the Term of this Sublease. If a default shall occur during the Term of this Sublease then the aggregate amount of the Free Rent provided to Subtenant prior to such default shall become immediately due and owing as additional rent under this Lease.

         (d) Subtenant shall have the right to place a sign on the Premises, in accordance with the terms and conditions of the Master Lease.

         (e) Sublandlord and Subtenant agree that Subtenant shall have free use of the existing telecommunications system in the Premises which is the sole property of Sublandlord. Subtenant accepts the telecommunications system "AS IS" in its existing condition. Subtenant will be responsible at its sole cost for the installation of any other telecommunications system, and the maintenance and repair of all telecommunications systems, wiring, and risers running throughout the Premises, together with all of Subtenant's telephones, telecopiers, computers, telephone switching, telephone panels and related equipment, whether provided by Sublandlord or by other vendors. Subtenant agrees to install, maintain and repair all such telecommunications equipment in a good and proper manner. Subtenant agrees to indemnify, release, defend and hold Sublandlord harmless from and against any damages, claims, or other liability resulting from Subtenant's installation, maintenance and repair of such equipment.

         (f) Compliance with Legal Requirements; No Waste.

            (i) Compliance with Legal Requirements. At Subtenant's sole cost, Subtenant will promptly comply with all laws, statutes, ordinances, rules, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state, and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act; the requirements of any board of fire underwriters or other similar body now or in the future constituted; and the direction or occupancy certificate issued by public officers (Legal Requirements), insofar as they relate to the condition, use, or occupancy of the Premises. However, Subtenant's compliance will not be required for:



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                  (A) tenant improvements to be made pursuant to this Lease by
         Sublandlord, if any; and

                  (B) work necessitated by defects in the construction of the Building.

         The judgment of any court of competent jurisdiction or the admission of Subtenant in any action or proceeding against Subtenant that Subtenant has violated any Legal Requirement in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Sublandlord and Subtenant.

            (ii) No Waste. Subtenant will not commit or allow any waste on the Premises or any nuisance or other act or thing that may disturb the quiet enjoyment of any other tenant in the building in which the Premises may be located.

         (g) Event of Default and Remedies

         A breach of the terms and conditions of this Sublease or of the Master Lease shall constitute an event of default ("Event of Default"). Upon the occurrence of an Event of Default, Sublandlord is entitled at its option to the following:

           (i) to reenter and take exclusive possession of the Premises;

           (ii) to collect immediately the present value of the unpaid rent reserved for the entire term, or to collect each installment of rent as it becomes due;

           (iii) to continue this Sublease in force or to terminate it at any time;

           (iv) to relet the Premises for any period on Subtenant's account and at Subtenant's expense, including real estate commissions actually paid, and to apply the proceeds received during the balance of Term to Subtenant's continuing obligations under this Sublease;

           (v) to take custody of all personal property on the Premises and to dispose of the personal property and to apply the proceeds from any sale of that property to Subtenant's obligations under this Sublease;

           (vi) to recover from Subtenant the damages described in Civil Code ss. 1951.2(a)(l), 1951.2(a)(2), 1951.2(a)(3), and 1951.2(a)(4), the provisions of which are expressly made a part of this Lease;

           (vii) to restore the Premises to the same condition as received by Subtenant, or to alter the Premises to make them suitable for reletting, all at Subtenant's expense; and

           (viii) to enforce by suit or otherwise all obligations of Subtenant under this Sublease and to recover from Subtenant all remedies now or later allowed by law.

         Any act that Sublandlord is entitled to do in exercise of Sublandlord's rights upon an Event of Default may be done at a time and in a manner deemed reasonable by Sublandlord in Sublandlord's sole discretion, and Subtenant irrevocably authorizes Sublandlord to act in all things done on Subtenant's account.



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                           Section 9. Attorney Fees.

         If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

                             Section 10. No Broker.

         Sublandlord and Subtenant each warrant that they have not dealt with any real estate broker in connection with this transaction. Sublandlord and Subtenant each agree to indemnify, defend, and hold the other harmless against any damages incurred as a result of the breach of the warranty contained in this Sublease.

                              Section 11. Notices.

         All notices and demands that may be required or permitted by either party to the other will be in writing. All notices and demands by the Sublandlord to Subtenant will be sent by United States Mail, postage prepaid, addressed to the Subtenant at the Premises, and to the address in this Sublease below, or to any other place that Subtenant may from time to time designate in a notice to the Sublandlord. All notices and demands by the Subtenant to Sublandlord will be sent by United States Mail, postage prepaid, addressed to the Sublandlord at the address in this Sublease, and to any other person or place that the Sublandlord may from time to time designate in a notice to the Subtenant.

                       To Sublandlord:

                              Ron Basso
                              970 Gravenstein Highway South
                              Sebastopol, CA 95472

                       To Subtenant:

                              ZAP WORLD.COM
                              Main Office
                              117 Morris Street
                              Sebastopol, CA 95472

                      Section 12. Successors and Assigns.

         This Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

                            Section 13. Attornment.

         If the Master Lease terminates, this Sublease shall survive said termination and Subtenant will, if requested, attorn to Master Landlord and recognize Master Landlord as Sublandlord under this Sublease. However, Subtenant's obligation to attorn to Master Landlord will be conditioned on Subtenant's receipt of a nondisturbance agreement.



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                               Section 14. Entry.

         Sublandlord reserves the right to enter the Premises on reasonable notice to Subtenant to inspect the Premises or the performance by Subtenant of the terms and conditions of this Sublease and, during the last three (3) months of the Term, to show the Premises to prospective subtenants. In an emergency, no notice will be required for entry.

                     Section 15. Late Charge and Interest.

         The late payment of any Rent will cause Sublandlord to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses. If Sublandlord has not received any installment of Rent within ten (10) days after that amount is due, Subtenant will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sublandlord. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum (Applicable Interest Rate) equal to the greater of (a) two percent (2%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Sublease or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under these circumstances. Sublandlord and Subtenant recognize that the damage Sublandlord will suffer in the event of Subtenant's failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sublandlord will suffer. If a late charge becomes payable for any three (3) installments or Rent within any twelve (12) month period, the Rent will automatically become payable quarterly in advance.

                         Section 16. Entire Agreement.

         This Sublease sets forth all the agreements between Sublandlord and Subtenant concerning the Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

                          Section 17. Time of Essence.

         Time is of the essence in this Sublease.

                           Section 18. Governing Law.

         This Sublease will be governed by and construed in accordance with California law.

                         Section 19. Advice of Counsel

         This Sublease has been prepared by the firm of Mclnerney & Dillon, P.C. for the benefit if its client Ron Basso. Subtenant is advised to consult with an attorney on the legal requirements of this Sublease. The parties hereto state that they have been fully advised by their respective counsel (or if no counsel has been consulted, then in reliance on their own officers and directors) as to the contents of this Sublease and each provision thereof and understand its content and effect. The parties further represent that they do not rely and have not relied upon any representation or statement made by any of the other parties with regard to the subject matter, basis or effect of this agreement, other than the express provisions contained within this agreement.



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         In Witness Whereof the parties have executed this Sublease effective as of the date first above written.

                                               Sublandlord



Date Signed:         8/13/99                   By:          /s/ Ron Basso
                ---------------------                  -------------------------
                                                                Ron Basso


                                               ZAPWORLD.COM
                                               A California Corporation



Date Signed:         8/3/99                    By:         /s/ Jim McGreen
                ---------------------                  -------------------------
                                                         Jim McGreen, President



Date Signed:         8/13/99                   By:        /s/ Nancy K. Cadigan
                ---------------------                  -------------------------
                                                              Secretary





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                                    EXHIBITS

                         Exhibit A--Copy of Master Lease




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